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                                                                    EXHIBIT 10.9




            FORM OF INDEMNIFICATION AND INSURANCE MATTERS AGREEMENT


                                     BETWEEN



                                 EMC CORPORATION


                                       AND


                               MCDATA CORPORATION



                      Effective as of ______________, 2000
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                                TABLE OF CONTENTS


ARTICLE I  MUTUAL RELEASES; INDEMNIFICATION........................................................        2

Section 1.1   Release of Pre-Closing Claims........................................................        2
Section 1.2   Indemnification by McDATA............................................................        3
Section 1.3   Indemnification by EMC...............................................................        4
Section 1.4   Indemnification With Respect to Environmental Actions and Conditions.................        4
Section 1.5   Reductions for Insurance Proceeds and Other Recoveries...............................        5
Section 1.6   Procedures for Defense, Settlement and Indemnification of Third Party Claims.........        6
Section 1.7   Additional Matters...................................................................        7
Section 1.8   Survival of Indemnities..............................................................        8

ARTICLE II  INSURANCE MATTERS......................................................................        8

Section 2.1   McDATA Insurance Coverage During the Transition Period...............................        8
Section 2.2   Cooperation and Agreement Not to Release Carriers....................................        9
Section 2.3   McDATA Insurance Coverage After the Insurance Transition Period......................       10
Section 2.4   Responsibilities for Self-insured Obligations........................................       10
Section 2.5   Procedures With Respect to Insured McDATA Liabilities................................       10
Section 2.6   Insufficient Limits of Liability for EMC Liabilities and McDATA Liabilities..........       10
Section 2.7   Cooperation..........................................................................       11
Section 2.8   No Assignment or Waiver..............................................................       11
Section 2.9   No Liability.........................................................................       11
Section 2.10  No Restrictions......................................................................       12
Section 2.11  Further Agreements...................................................................       12

ARTICLE III  MISCELLANEOUS.........................................................................       12

Section 3.1   Entire Agreement.....................................................................       12
Section 3.2   Governing Law........................................................................       12
Section 3.3   Notices..............................................................................       12
Section 3.4   Parties in Interest..................................................................       13
Section 3.5   Other Agreements Evidencing Indemnification Obligations..............................       13
Section 3.6   Counterparts.........................................................................       13


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
Section 3.7   Assignment...........................................................................       13
Section 3.8   Severability.........................................................................       13
Section 3.9   Failure or Indulgence Not Waiver Section.............................................       14
Section 3.10  Amendment............................................................................       14
Section 3.11  Authority...........................................................................        14
Section 3.12  Interpretation.......................................................................       14

ARTICLE IV  DEFINITIONS............................................................................       15

Section 4.1   Action...............................................................................       15
Section 4.2   Affiliated Company...................................................................       15
Section 4.3   Ancillary Agreements.................................................................       15
Section 4.4   Assets...............................................................................       15
Section 4.5   Contracts............................................................................       17
Section 4.6   Coverage Amount......................................................................       17
Section 4.7   Distribution.........................................................................       17
Section 4.8   Distribution Date....................................................................       17
Section 4.9   Effective Date.......................................................................       17
Section 4.10  EMC Business.........................................................................       17
Section 4.11  EMC Group............................................................................       17
Section 4.12  EMC Indemnitees......................................................................       18
Section 4.13  Environmental Actions................................................................       18
Section 4.14  Environmental Conditions.............................................................       18
Section 4.15  Environmental Laws...................................................................       18
Section 4.16  Hazardous Materials..................................................................       18
Section 4.17  Indemnitee...........................................................................       18
Section 4.18  Insurance Policies...................................................................       19
Section 4.19  Insurance Proceeds...................................................................       19
Section 4.20  Insurance Transition Period..........................................................       19
Section 4.21  Insured McDATA Liability.............................................................       19
Section 4.22  Intellectual Property................................................................       19
Section 4.23  IPO Liabilities......................................................................       19
Section 4.24  IPO Registration Statement...........................................................       20
Section 4.25  Liabilities..........................................................................       20
Section 4.26  McDATA Balance Sheet.................................................................       20
Section 4.27  McDATA Business......................................................................       20
Section 4.28  McDATA Contract......................................................................       20
Section 4.29  McDATA Covered Parties...............................................................       21
Section 4.30  McDATA Group.........................................................................       21
Section 4.31  McDATA Indemnitees...................................................................       21


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
Section 4.32  McDATA Liabilities...................................................................       21
Section 4.33  Person...............................................................................       22
Section 4.34  Release..............................................................................       22
Section 4.35  Subsidiary...........................................................................       22
Section 4.36  Tax Sharing Agreement................................................................       23
Section 4.37  Taxes................................................................................       23
Section 4.38  Third Party Claim....................................................................       23



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                 INDEMNIFICATION AND INSURANCE MATTERS AGREEMENT

         This Indemnification and Insurance Matters Agreement (this "Agreement") is entered into on _________, 2000 between EMC Corporation, a Massachusetts corporation ("EMC"), and McDATA Corporation, a Delaware corporation ("McDATA"). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Article IV below.

                                    RECITALS

         WHEREAS, in connection with a corporate restructuring of McDATA, EMC and McDATA entered into various agreements (the "1997 Agreements") as of October 1, 1997, relating to the allocation of various assets and liabilities between EMC and McDATA and as to certain continuing rights and obligations of EMC and McDATA; and

         WHEREAS, McDATA and EMC currently propose that McDATA sell shares of its Class B common stock, $.01 par value, to the public in an underwritten public offering (the "IPO") and

         WHEREAS, EMC currently proposes to distribute to the stockholders of EMC, approximately six to twelve months after the closing of the IPO, the Class A common stock, $.01 par value ("Class A Common Stock"), that EMC currently beneficially owns; and

         WHEREAS, EMC and McDATA have entered into a Master Transaction
Agreement as of May    , 2000 (the "Master Transaction Agreement"), to further
delineate the relationship between EMC and McDATA following the IPO, set forth certain rights and obligations of EMC and McDATA following the IPO, address certain matters relating to the Distribution and provide for the execution and delivery of certain additional agreements in order to facilitate and provide for the foregoing; and

         WHEREAS, the parties desire to set forth certain agreements regarding indemnification and insurance;

         NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth below, the parties hereto agree as follows:

                                    ARTICLE I

                        MUTUAL RELEASES; INDEMNIFICATION

         Section 1.1 Release of Pre-Closing Claims.

                  (a) McDATA Release. Except as provided in Section 1.1(c), effective as of the Effective Date, McDATA does hereby, for itself and as agent for each member of the McDATA Group, remise, release and forever discharge the EMC Indemnitees from any and all Liabilities whatsoever, whether at law or in equity (including any right of contribution), whether arising under any contract or agreement, by operation of law or otherwise, existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the Effective Date, including in connection with the transactions and all other activities to implement any of the IPO, the Distribution or any of the transactions contemplated by the Asset Transfer Agreement among EMC, McDATA and McDATA Holdings Corporation, dated as of October 1, 1997 (the "Asset Transfer Agreement") and the other agreements entered into by such parties as of such date in connection with a corporate restructuring of McDATA, the Master Transaction Agreement and the other agreements concurrently entered into by EMC and McDATA related thereto (collectively, and together with the Asset Transfer Agreement, the "Transaction Agreements").

                  (b) EMC Release. Except as provided in Section 1.1(c) and except as may arise under the Tax Sharing Agreement, effective as of the Effective Date, EMC does hereby, for itself and as agent for each member of the EMC Group, remise, release and forever discharge the McDATA Indemnitees from any and all Liabilities whatsoever, whether at law or in equity (including any right of contribution), whether arising under any contract or agreement, by operation of law or otherwise, existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the Effective Date, including in connection with the transactions and all other activities to implement any of the IPO, the Distribution or any of the transactions contemplated by the Transaction Agreements.

                  (c) No Impairment. Nothing contained in Section 1.1(a) or (b) shall impair any right of any Person to enforce the Transaction Agreements or any Ancillary Agreement, in each case in accordance with its terms.


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
                  (d) No Actions as to Released Claims. McDATA agrees, for itself and as agent for each member of the McDATA Group, not to make any claim or demand, or commence any Action asserting any claim or demand, including any claim of contribution or any indemnification, against EMC or any member of the EMC Group, or any other Person released pursuant to Section 1.1(a), with respect to any Liabilities released pursuant to Section 1.1(a). EMC agrees, for itself and as agent for each member of the EMC Group, not to make any claim or demand, or commence any Action asserting any claim or demand, including any claim of contribution or any indemnification, against McDATA or any member of the McDATA Group, or any other Person released pursuant to Section 1.1(b), with respect to any Liabilities released pursuant to Section 1.1(b).

                  (e) Further Instruments. At any time, at the request of any other party, each party shall cause each member of its respective Group to execute and deliver releases reflecting the provisions hereof.

         Section 1.2 Indemnification by McDATA. Except as otherwise provided in this Agreement, McDATA shall, for itself and as agent for each member of the McDATA Group, indemnify, defend (or, where applicable, pay the defense costs for) and hold harmless the EMC Indemnitees from and against any and all Liabilities that any third party seeks to impose upon the EMC Indemnitees, or which are imposed upon the EMC Indemnitees, and that relate to, arise out of or result from any of the following items (without duplication):

                           (i) the McDATA Business, any McDATA Liability or any McDATA Contract, except with respect to any Liabilities expressly imposed upon any of the EMC Indemnitees pursuant to any McDATA Contract to which any of the EMC Indemnitees is a party;

                           (ii) any breach by McDATA or any member of the McDATA Group of the Transaction Agreements or any of the Ancillary Agreements; and

                           (iii) any IPO Liabilities.

In the event that any member of the McDATA Group makes a payment to the EMC Indemnitees hereunder, and any of the EMC Indemnitees subsequently diminishes the Liability on account of which such payment was made, either directly or through a third-party recovery, EMC will promptly repay (or will procure an EMC


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Indemnitee to promptly repay) such member of the McDATA Group the amount by which the payment made by such member of the McDATA Group exceeds the actual cost of the associated indemnified Liability. This Section 1.2 shall not apply to any Liability indemnified under Section 1.4.

         Section 1.3 Indemnification by EMC. Except as otherwise provided in this Agreement, EMC shall, for itself and as agent for each member of the EMC Group, indemnify, defend (or, where applicable, pay the defense costs for) and hold harm less the McDATA Indemnitees from and against any and all Liabilities that any third party seeks to impose upon the McDATA Indemnitees, or which are imposed upon the McDATA Indemnitees, and that relate to, arise out of or result from any of the following items (without duplication):

                           (i) the EMC Business or any Liability of the EMC Group other than the McDATA Liabilities; and

                           (ii) any breach by EMC or any member of the EMC Group of the Transaction Agreements or any of the Ancillary Agreements.

In the event that any member of the EMC Group makes a payment to the McDATA Indemnitees hereunder, and any of the McDATA Indemnitees subsequently diminishes the Liability on account of which such payment was made, either directly or through a third-party recovery, McDATA will promptly repay (or will procure a McDATA Indemnitee to promptly repay) such member of the EMC Group the amount by which the payment made by such member of the EMC Group exceeds the actual cost of the indemnified Liability. This Section 1.3 shall not apply to any Liability indemnified under Section 1.4.

         Section 1.4 Indemnification With Respect to Environmental Actions and Conditions.

                  (a) Indemnification by McDATA. McDATA shall, for itself and as agent for each member of the McDATA Group, indemnify, defend and hold harmless the EMC Indemnitees from and against any and all Environmental Actions relating to, arising out of or resulting from Environmental Conditions at any property owned, leased or used by any member of the McDATA Group.

                  (b) Indemnification by EMC. EMC shall, for itself and as agent for each member of the EMC Group, indemnify, defend and hold harmless the

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McDATA Indemnitees from and against any and all Environmental Actions relating to, arising out of or resulting from Environmental Conditions at any property owned, leased or used by any member of the EMC Group.

                  (c) Agreement Regarding Payments to Indemnitee. In the event an Indemnifying Party makes any payment to or on behalf of an Indemnitee with respect to an Environmental Action for which the Indemnifying Party is obligated to indemnify under this Section 1.4, and the Indemnitee subsequently receives any payment from a third party on account of the same financial obligation covered by the payment made by the Indemnifying Party for that Environmental Action or otherwise diminishes the financial obligation, the Indemnitee will promptly pay the Indemnifying Party the amount by which the payment made by the Indemnifying Party, exceeds the actual cost of the financial obligation.

         Section 1.5 Reductions for Insurance Proceeds and Other Recoveries. The amount that any party is or may be required to pay to any other Person pursuant to Section 1.2, 1.3 or 1.4, as applicable, shall be reduced (retroactively or prospectively) by any Insurance Proceeds or other amounts actually recovered from third parties by or on behalf of such Indemnitee in respect of the related loss. The existence of a claim by an Indemnitee for monies from an insurer or against a third party in respect of any indemnifiable loss shall not, however, delay any payment pursuant to the indemnification provisions contained herein and otherwise determined to be due and owing by an Indemnifying Party. Rather, the Indemnifying Party shall make payment in full of the amount determined to be due and owing by it against an assignment by the Indemnitee to the Indemnifying Party of the entire claim of the Indemnitee for Insurance Proceeds or against such third party. Notwithstanding any other provisions of this Agreement, it is the intention of the parties that no insurer or any other third party shall be
(i) entitled to a benefit it would not be entitled to receive in the absence of the foregoing indemnification provisions, or (ii) relieved of the responsibility to pay any claims for which it is obligated. If an Indemnitee has received the payment required by this Agreement from an Indemnifying Party in respect of any indemnifiable loss and later receives Insurance Proceeds or other amounts in respect of such indemnifiable loss, then such Indemnitee shall hold such Insurance Proceeds or other amounts in trust for the benefit of the Indemnifying Party (or Indemnifying Parties) and shall pay to the Indemnifying Party, as promptly as practicable after receipt, a sum equal to the amount of such Insurance Proceeds or other amounts received, up to the aggregate amount of any payments received from the Indemnifying Party pursuant to this Agreement in respect of such indemnifiable loss (or, if there is more than one Indemnifying Party, the Indemnitee shall pay each Indemnify-


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ing Party its proportionate share (based on the payments received from the
Indemnifying Parties) of such Insurance Proceeds).

         Section 1.6 Procedures for Defense, Settlement and Indemnification of Third Party Claims.

                  (a) Notice of Claims. If an EMC Indemnitee or a McDATA Indemnitee (as applicable) (an "Indemnitee") shall receive notice or otherwise learn of the assertion by a Person (including any Governmental Authority) who is not a member of the EMC Group or the McDATA Group of any claim or of the commencement by any such Person of any Action (collectively, a "Third Party Claim") with respect to which a party (an "Indemnifying Party") may be obligated to provide indemnification to such Indemnitee pursuant to Section 1.2, 1.3 or 1.4, or any other section of the Transaction Agreements or any Ancillary Agreement (including this Agreement), EMC and McDATA (as applicable) will ensure that such Indemnitee shall give such Indemnifying Party written notice thereof within 30 days after becoming aware of such Third Party Claim. Any such notice shall describe the Third Party Claim in reasonable detail. Notwithstanding the foregoing, the delay or failure of any Indemnitee or other Person to give notice as provided in this Section 1.6(a) shall not relieve the related Indemnifying Party of its obligations under this Article I, except to the extent that such Indemnifying Party is actually and substantially prejudiced by such delay or failure to give notice.

                  (b) Defense By Indemnifying Party. An Indemnifying Party will manage the defense of and may settle or compromise any Third Party Claim. Within 30 days after the receipt of notice from an Indemnitee in accordance with
Section 1.6(a) (or sooner, if the nature of such Third Party Claim so requires), the Indemnifying Party shall notify the Indemnitee that the Indemnifying Party will assume responsibility for managing the defense of such Third Party Claim, which notice shall specify any reservations or exceptions.

                  (c) Defense By Indemnitee. If an Indemnifying Party fails to assume responsibility for managing the defense of a Third Party Claim, or fails to notify an Indemnitee that it will assume responsibility as provided in
Section 1.6(a), such Indemnitee may manage the defense of such Third Party Claim; provided, however, that the Indemnifying Party shall reimburse all such costs and expenses in the event it is ultimately determined, in accordance with the procedures governing the Claims Committee, that the Indemnifying Party is obligated to indemnify the Indemnitee with respect to such Third Party Claim.


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                  (d) No Settlement By Indemnitee Without Consent. Unless the
Indemnifying Party has failed to manage the defense of the Third Party Claim in accordance with the terms of this Agreement, no Indemnitee may settle or compromise any Third Party Claim without the consent of the Indemnifying Party.

                  (e) No Consent to Certain Judgments or Settlements Without Consent. Notwithstanding any provision of this Section 1.6, no party shall consent to entry of any judgment or enter into any settlement of a Third Party Claim without the consent of the other party (such consent not to be unreasonably withheld) if the effect of such judgment or settlement is to (A) permit any injunction, declaratory judgment, other order or other nonmonetary relief to be entered, directly or indirectly, against the other party or (B) affect the other party in a material fashion due to the allocation of Liabilities and related indemnities set forth in the Transaction Agreements or any other Ancillary Agreement.

         Section 1.7 Additional Matters.

                  (a) Cooperation in Defense and Settlement. With respect to any Third Party Claim that implicates both McDATA and EMC in a material fashion due to the allocation of Liabilities, responsibilities for management of defense and related indemnities set forth in the Transaction Agreements or any of the Ancillary Agreements, the parties agree to cooperate fully and maintain a joint defense (in a manner that will preserve the attorney-client privilege with respect thereto) so as to minimize such Liabilities and defense costs associated therewith. The party that is not responsible for managing the defense of such Third Party Claims shall, upon reasonable request, be consulted with respect to significant matters relating thereto and may, if necessary or helpful, retain counsel to assist in the defense of such claims.

                  (b) Substitution. In the event of an Action in which the Indemnifying Party is not a named defendant, if either the Indemnitee or the Indemnifying Party shall so request, the parties shall endeavor to substitute the Indemnifying Party for the named defendant. If such substitution or addition cannot be achieved for any reason or is not requested, the rights and obligations of the parties regarding indemnification and the management of the defense of claims as set forth in this Article I shall not be altered.

                  (c) Subrogation. In the event of payment by or on behalf of any Indemnifying Party to or on behalf of any Indemnitee in connection with any Third Party Claim, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnitee, in whole or in part based upon whether the Indemnifying

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Party has paid all or only part of the Indemnitee's Liability, as to any events or circumstances in respect of which such Indemnitee may have any right, defense or claim relating to such Third Party Claim against any claimant or plaintiff asserting such Third Party Claim or against any other person. Such Indemnitee shall cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense of such Indemnifying Party, in prosecuting any subrogated right, defense or claim.

                  (d) Not Applicable to Taxes. This Agreement shall not apply to Taxes (which are covered by the Tax Sharing Agreement).

         Section 1.8 Survival of Indemnities. Subject to Section 3.7, the rights and obligations of the members of the EMC Group and the McDATA Group under this
Article I shall survive the sale or other transfer by any party of any Assets or businesses or the assignment by it of any Liabilities or the sale by any member of the EMC Group or the McDATA Group of the capital stock or other equity interests of any Subsidiary to any Person.


                                   ARTICLE II

                                INSURANCE MATTERS

         Section 2.1 McDATA Insurance Coverage During the Transition Period.

                  (a) Maintain Comparable Insurance. Throughout the period (the "Insurance Transition Period") beginning on the Effective Date and ending on the earlier of (i) the Distribution Date or (ii) such earlier date as to which EMC has provided at least 90 days prior notice to McDATA (the earlier of (i) or (ii) being referred to herein as the "Policy Date"), EMC shall, subject to insurance market conditions and other factors beyond its control, maintain policies of insurance, including for the benefit of McDATA or any of its Subsidiaries, directors, officers, employees or other covered parties (collectively, the "McDATA Covered Parties") which are comparable to those maintained generally by EMC; provided, however, that if EMC determines that (i) the amount or scope of such coverage will be reduced to a level materially inferior to the level of coverage in existence immediately prior to the Insurance Transition Period or
(ii) the retention or deductible level applicable to such coverage, if any, will be increased to a level materially greater than the levels in existence immediately prior to the Insurance Transition Period, EMC shall give McDATA notice of such determination as promptly as practicable. Upon notice of such determination, McDATA shall be entitled to no less than 90 days to evaluate its

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options regarding continuance of coverage hereunder and may cancel its interest in all or any portion of such coverage as of any day within such 90 day period. Except as provided below, during the Insurance Transition Period, such policies of insurance shall cover McDATA Covered Parties for liabilities and losses insured prior to the Policy Date. No notice delivered by EMC to McDATA as to the Policy Date shall affect the insurance coverage of McDATA prior to the Policy Date pursuant to policies then in effect.

                  (b) Reimbursement for Premiums. McDATA shall promptly pay or reimburse EMC, as the case may be, for premium expenses or applicable portions thereof, and McDATA Covered Parties shall promptly pay or reimburse EMC for any costs and expenses which EMC may incur in connection with the insurance coverages maintained pursuant to this Section 2.1, including but not limited to any subsequent premium adjustments. All payments and reimbursements by McDATA and McDATA Covered Parties to EMC shall be made within fifteen (15) days after McDATA's receipt of an invoice from EMC.

         Section 2.2 Cooperation and Agreement Not to Release Carriers. Each of EMC and McDATA will share such information as is reasonably necessary in order to permit the other to manage and conduct its insurance matters in an orderly fashion. Each of EMC and McDATA, at the request of the other, shall cooperate with and use commercially reasonable efforts to assist the other in recoveries for claims made under any insurance policy for the benefit of any insured party, and neither EMC nor McDATA, nor any of their Subsidiaries, shall take any action which would intentionally jeopardize or otherwise interfere with either party's ability to collect any proceeds payable pursuant to any insurance policy.
Except as otherwise contemplated by the Transaction Agreements or any Ancillary Agreement, after the Effective Date, neither EMC nor McDATA shall (and shall ensure that no member of their respective Groups shall), without the consent of the other, provide any insurance carrier with a release, or amend, modify or waive any rights under any such policy or agreement, if such release, amendment, modification or waiver would adversely affect any rights or potential rights of any member of the other Group thereunder. However, nothing in this Section 2.2 shall (A) preclude any member of any Group from presenting any claim or from exhausting any policy limit, (B) require any member of any Group to pay any premium or other amount or to incur any Liability, or (C) require any member of any Group to renew, extend or continue any policy in force.

         Section 2.3 McDATA Insurance Coverage After the Insurance Transition Period. From and after expiration of the Insurance Transition Period, McDATA, and

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McDATA alone, shall be responsible for obtaining and maintaining insurance programs for its risk of loss and such insurance arrangements shall be separate and apart from EMC's insurance programs. Notwithstanding the foregoing, EMC, upon the request of McDATA, shall use all commercially reasonable efforts to assist McDATA in the transition to its own separate insurance programs from and after the Insurance Transition Period, and shall provide McDATA with any information that is in the possession of EMC and is reasonably available and necessary to either obtain insurance coverages for McDATA or to assist McDATA in preventing unintended self-insurance, in whatever form.

         Section 2.4 Responsibilities for Self-insured Obligations. From and after the Effective Date, McDATA will reimburse EMC for all amounts which EMC may be required to pay or assume to exhaust or otherwise satisfy all applicable self-insured retentions, amounts for fronted policies, deductibles and retrospective premium adjustments and similar amounts not covered by Insurance Policies in connection with McDATA Liabilities and Insured McDATA Liabilities.

         Section 2.5 Procedures With Respect to Insured McDATA Liabilities.

                  (a) Reimbursement. McDATA will reimburse EMC for all out-of-pocket amounts incurred to pursue insurance recoveries from Insurance Policies for Insured McDATA Liabilities.

                  (b) Management of Claims. The defense of claims, suits or actions giving rise to potential or actual Insured McDATA Liabilities will be managed (in conjunction with EMC's insurers, as appropriate) by the party that would have had responsibility for managing such claims, suits or actions had such Insured McDATA Liabilities been McDATA Liabilities.

         Section 2.6 Insufficient Limits of Liability for EMC Liabilities and McDATA Liabilities:

                  (a) Insufficient Limits of Liability. In the event that there are insufficient limits of liability available under EMC's Insurance Policies in effect prior to the Policy Date to cover the Liabilities of EMC and/or McDATA that would otherwise be covered by such Insurance Policies, then to the extent that other insurance is not available to EMC and/or McDATA for such Liabilities an adjustment will be made in accordance with the following procedures:


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
                           (i) Each party will be allocated an amount equal to their Shared Percentage of the lesser of (A) the available limits of liability available under EMC's Insurance Policies in effect prior to the Policy Date net of uncollectible amounts attributable to insurer insolvencies, and (B) the proceeds received from EMC's Insurance Policies if the Liabilities are the subject of disputed coverage claims and, following consultation with each other, EMC and/or McDATA agree to accept less than full policy limits from EMC's and McDATA's insurers (the "Coverage Amount").

                           (ii) A party who receives more than its share of the Coverage Amount (the "Overallocated Party") agrees to reimburse the other party (the "Underallocated Party") to the extent that the Liabilities of the Underallocated Party that would have been covered under such Insurance Policies (subject to the limitations of Section 2.12) is less than the Underallocated Party's share of the Coverage Amount.

                           (iii) This Section 2.6(a) shall terminate [three] years following the Policy Date; provided, however, that either party may extend the three year period applicable to these provisions by up to five additional two-year periods, or as otherwise shall be agreed to in order to accomplish the allocation objective set forth above and in order to have access to any available coverage under the Insurance Policies.

         Section 2.7 Cooperation. EMC and McDATA will cooperate with each other in all respects, and they shall execute any additional documents which are reasonably necessary, to effectuate the provisions of this Article II.

         Section 2.8 No Assignment Or Waiver. This Agreement shall not be considered as an attempted assignment of any policy of insurance or as a contract of insurance and shall not be construed to waive any right or remedy of any member of the EMC Group in respect of any Insurance Policy or any other contract or policy of insurance.

         Section 2.9 No Liability. McDATA does hereby, for itself and as agent for each other member of the McDATA Group, agree that no member of the EMC Group or any EMC Indemnitee shall have any Liability whatsoever as a result of the insurance policies and practices of EMC and its Subsidiaries as in effect at any time prior to the Policy Date, including as a result of the level or scope of any such insurance, the creditworthiness of any insurance carrier, the terms and conditions of any policy, the adequacy or timeliness of any notice to any insurance carrier with respect to any claim or potential claim or otherwise.

         Section 2.10 No Restrictions. Nothing in this Agreement shall be deemed to restrict any member of the McDATA Group from acquiring at its own expense any other insurance policy in respect of any Liabilities or covering any period.

         Section 2.11 Further Agreements. The Parties acknowledge that they intend to allocate financial obligations without violating any laws regarding insurance, self-insurance or other financial responsibility. If it is determined that any action undertake pursuant to the Transaction Agreements or any Ancillary Agreement is violative of any insurance, self-insurance or related financial responsibility law or regulation, the parties agree to work together to do whatever is necessary to comply with such law or regulation while trying to accomplish, as much as possible, the allocation of financial obligations as intended in the Transaction Agreements and any Ancillary Agreement.

                                   ARTICLE III

                                  MISCELLANEOUS

         Section 3.1 Entire Agreement. The Transaction Agreements the other Ancillary Agreements and the Exhibits and Schedules attached thereto, constitutes the entire agreement between the parties with respect to the subject matter hereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof.

         Section 3.2 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York as to all matters regardless of the laws that might otherwise govern under principles of conflicts of laws applicable thereto. The parties submit to the jurisdiction of the federal and state courts of the Borough of Manhattan in the city of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

         Section 3.3 Notices. Any notice, demand, offer, request or other communication required or permitted to be given by either party pursuant to the terms of this Agreement shall be in writing and shall be deemed effective upon the earlier of (i) receipt, (ii) personal delivery, (iii) one (1) business day after being delivered by

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
facsimile (with receipt of appropriate confirmation), (iv) one (1) business day after being deposited with an overnight courier service or (v) four (4) days after being deposited in the U.S. mail, First Class with postage prepaid, and addressed to the attention of the party's General Counsel at the address of its principal executive office or such other address as a party may request by notifying the other in writing.

         Section 3.4 Parties In Interest. This Agreement, including the Schedules and Exhibits hereto, and the other documents referred to herein, shall be binding upon EMC, EMC's Subsidiaries, McDATA and McDATA's Subsidiaries and inure solely to the benefit of the McDATA Indemnitees and the EMC Indemnitees and their respective permitted assigns, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

         Section 3.5 Other Agreements Evidencing Indemnification Obligations. EMC hereby agrees to execute, for the benefit of any McDATA Indemnitee, such documents as may be reasonably requested by such McDATA Indemnitee, evidencing EMC's agreement that the indemnification obligations of EMC set forth in this Agreement inure to the benefit of and are enforceable by such McDATA Indemnitee. McDATA hereby agrees to execute, for the benefit of any EMC Indemnitee, such documents as may be reasonably requested by such EMC Indemnitee, evidencing McDATA's agreement that the indemnification obligations of McDATA set forth in this Agreement inure to the benefit of and are enforceable by such EMC Indemnitee.

         Section 3.6 Counterparts. This Agreement, including the Schedules and Exhibits hereto, and the other documents referred to herein, may be executed in counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

         Section 3.7 Assignment. The rights and obligations in this Agreement may not be assigned or delegated by any party hereto, in whole or in part, without the express prior written consent of the other party hereto.

         Section 3.8 Severability. If any term or other provision of this Agreement is determined by a nonappealable decision by a court, administrative agency or arbitrator to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest extent possible.

         Section 3.9 Failure Or Indulgence Not Waiver. No failure or delay on the part of either party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right.

         Section 3.10 Amendment. No change or amendment will be made to this Agreement except by an instrument in writing signed on behalf of each of the parties to this Agreement.

         Section 3.11 Authority. Each of the parties hereto represents to the other that (a) it has the corporate or other requisite power and authority to execute, deliver and perform this Agreement, (b) the execution, delivery and performance of this Agreement by it have been duly authorized by all necessary corporate or other action, (c) it has duly and validly executed and delivered this Agreement, and (d) this Agreement is a legal, valid and binding obligation, enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equity principles.

         Section 3.12 Interpretation. The headings contained in this Agreement and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized term used in the table of contents but not otherwise defined therein, shall have the meaning assigned to such term in this Agreement. When a reference is made in this Agreement to an Article or a Section such reference shall be to an Article or Section of this Agreement unless otherwise indicated.

                                   ARTICLE IV

                                   DEFINITIONS

         Section 4.1 Action. "Action" means any demand, action, suit, countersuit, arbitration, inquiry, proceeding or investigation by or before any federal, state, local, foreign or international governmental authority or any arbitration or mediation tribunal.

         Section 4.2 Affiliated Company. "Affiliated Company" of any Person means any entity that controls, is controlled by, or is under common control with such Person. As used herein, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities or other interests, by contract or otherwise.

         Section 4.3 Ancillary Agreements. "Ancillary Agreements" has the meaning set forth in the Section 2.1 of the Master Transaction Agreement.

         Section 4.4 Assets. "Assets" means assets, properties and rights (including goodwill), wherever located (including in the possession of vendors or other third parties or elsewhere), whether real, personal or mixed, tangible, intangible or contingent, in each case whether or not recorded or reflected or required to be recorded or reflected on the books and records or financial statements of any Person, including the following:

                  (a) all accounting and other books, records and files whether in paper, microfilm, microfiche, computer tape or disc, magnetic tape or any other form;

                  (b) all apparatus, computers and other electronic data processing equipment, fixtures, machinery, equipment, furniture, office equipment, automobiles, trucks, aircraft, rolling stock, vessels, motor vehicles and other transportation equipment, special and general tools, test devices, prototypes and models and other tangible personal property;

                  (c) all inventories of materials, parts, raw materials, supplies, work-in-process and finished goods and products;

                  (d) all interests in real property of whatever nature, including easements, whether as owner, mortgagee or holder of a security interest, lessor, sublessor, lessee, sublessee or otherwise;

                  (e) all interests in any capital stock or other equity interests of any Subsidiary or any other Person; all bonds, notes, debentures or other securities issued by any Subsidiary or any other Person; all loans, advances or other extensions of credit or capital contributions to any Subsidiary or any other Person; and all other investments in securities of any Person;

                  (f) all license agreements, leases of personal property, open purchase orders for raw materials, supplies, parts or services, unfilled orders for the manufacture and sale of products and other contracts, agreements or commitments;

                  (g) all deposits, letters of credit and performance and surety bonds;

                  (h) all written technical information, data, specifications, research and development information, engineering drawings, operating and maintenance manuals, and materials and analyses prepared by consultants and other third parties;

                  (i) all Intellectual Property and licenses from third Persons granting the right to use any Intellectual Property;

                  (j) all computer applications, programs and other software, including operating software, network software, firmware, middleware, design software, design tools, systems documentation and instructions;

                  (k) all cost information, sales and pricing data, customer prospect lists, supplier records, customer and supplier lists, customer and vendor data, correspondence and lists, product literature, artwork, design, development and manufacturing files, vendor and customer drawings, formulations and specifications, quality records and reports and other books, records, studies, surveys, reports, plans and documents;

                  (l) all prepaid expenses, trade accounts and other accounts and notes receivables;

                  (m) all rights under contracts or agreements, all claims or rights against any Person arising from the ownership of any Asset, all rights in connection with any bids or offers and all claims, choses in action or similar rights, whether accrued or contingent;

                  (n) all rights under insurance policies and all rights in the nature of insurance, indemnification or contribution;

                  (o) all licenses (including radio and similar licenses), permits, approvals and authorizations which have been issued by any governmental authority;

                  (p) cash or cash equivalents, bank accounts, lock boxes and other deposit arrangements; and

                  (q) interest rate, currency, commodity or other swap, collar, cap or other hedging or similar agreements or arrangements.

         Section 4.5 Contracts. "Contracts" means any contract, agreement, lease, license, sales order, purchase order, instrument or other commitment that is binding on any Person or any part of its property under applicable law.

         Section 4.6 Coverage Amount. "Coverage Amount" has the meaning set forth in Section 2.6(a) of this Agreement.

         Section 4.7 Distribution. "Distribution " means the distribution by EMC of its shares of the Class A Common Stock to the stockholders of EMC.

         Section 4.8 Distribution Date. "Distribution Date " has the meaning set forth in Section 1.1 of the Master Transaction Agreement.

         Section 4.9 Effective Date. "Effective Date " means the date of the closing of the IPO.

         Section 4.10 EMC Business. "EMC Business" means any business of EMC other than the McDATA Business.

         Section 4.11 EMC Group. "EMC Group" means EMC, each Subsidiary and Affiliated Company of EMC immediately after the Effective Date and each Person that becomes a Subsidiary or Affiliate Company of EMC after the Effective Date, other than in any such instance, any member of the McDATA Group.

         Section 4.12 EMC Indemnitees. "EMC Indemnitees" means EMC, each member of the EMC Group and each of their respective directors, officers and employees.

         Section 4.13 Environmental Actions. "Environmental Actions" means any notice, claim, act, cause of action, order, decree or investigation by any third party (including, without limitation, any Governmental Authority) alleging potential liability (including potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, damage to flora or fauna caused by Environmental Conditions, real property damages, personal injuries or penalties) arising out of, based on or resulting from the Release of any Hazardous Materials. "Environmental Actions" shall not include any personal injury claim made by any employee of the McDATA Group or the EMC Group arising during the course or scope of the employment of such employee for the EMC Group or for the McDATA Group.

         Section 4.14 Environmental Conditions. "Environmental Conditions" means the presence in the environment, including the soil, groundwater, surface water or ambient air, of any Hazardous Material at a level which requires investigation or remediation (including, without limitation, investigation, study, health or risk assessment, monitoring, removal, treatment or transport) under any Environmental Laws.

         Section 4.15 Environmental Laws. "Environmental Laws" means all laws and regulations of any Governmental Authority with jurisdiction that relate to the protection of the environment (including ambient air, surface water, ground water, land surface or subsurface strata) including laws and regulations relating to the Release of Hazardous Materials, or otherwise relating to the treatment, storage, disposal, transport or handling of Hazardous Materials, or to the exposure of any individual to a Release of Hazardous Materials.

         Section 4.16 Hazardous Materials. "Hazardous Materials" means chemicals, pollutants, contaminants, wastes, toxic substances, radioactive and biological materials, hazardous substances, petroleum and petroleum products or any fraction thereof.

         Section 4.17 Indemnitee. "Indemnitee" has the meaning set forth in
Section 1.6(a) hereof.

         Section 4.18 Insurance Policies. "Insurance Policies" means insurance policies pursuant to which a Person makes a true risk transfer to an insurer.

         Section 4.19 Insurance Proceeds. "Insurance Proceeds" means those monies:

                  (a) received by an insured from an insurance carrier; or

                  (b) paid by an insurance carrier on behalf of the insured; from Insurance Policies.

         Section 4.20 Insurance Transition Period. "Insurance Transition Period" has the meaning set forth in Section 2.1 of this Agreement.

         Section 4.21 Insured McDATA Liability. "Insured McDATA Liability" means any McDATA Liability to the extent that (i) it is covered under the terms of EMC's Insurance Policies in effect prior to the Policy Date and (ii) McDATA is not a named insured under, or otherwise entitled to the benefits of, such Insurance Policies.

         Section 4.22 IPO Liabilities. "IPO Liabilities" means any Liabilities relating to, arising out of or resulting from any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, with respect to all information contained in any IPO Registration Statement or any preliminary, final or supplemental prospectus forming a part of a IPO Registration Statement.

         Section 4.23 Intellectual Property. "Intellectual Property" means all domestic and foreign patents and patent applications, together with any continuations, continuations-in-part or divisional applications thereof, and all patents issuing thereon (including reissues, renewals and re-examinations of the foregoing); design patents, invention disclosures; mask works; copyrights, and copyright applications and registrations; web addresses, trademarks, service marks, trade names, and trade dress, in each case together with any applications and registrations therefor and all appurtenant goodwill relating thereto; trade secrets, commercial and technical information, know-how, proprietary or confidential information, including engineering, production and other designs, notebooks, processes, drawings, specifications, formulae, and technology; computer and electronic data processing programs and software (object and source code), data bases and documentation thereof; inventions (whether patented or not); utility models; registered designs, certificates of invention and all other intellectual property under the laws of any country throughout the world.

         Section 4.24 IPO Registration Statement. "IPO Registration Statement" means the registration statement on Form S-1 pursuant to the Securities Act to be filed with the SEC registering the shares of common stock of McDATA to be issued in the IPO, together with all amendments thereto.

         Section 4.25 Liabilities. "Liabilities" means all debts, liabilities, guarantees, assurances, commitments and obligations, whether fixed, contingent or absolute, asserted or unasserted, matured or unmatured, liquidated or unliquidated, accrued or not accrued, known or unknown, due or to become due, whenever or however arising (including, without limitation, whether arising out of any Contract or tort based on negligence or strict liability) and whether or not the same would be required by generally accepted principles and accounting policies to be reflected in financial statements or disclosed in the notes thereto.

         Section 4.26 McDATA Balance Sheet. "McDATA Balance Sheet" means the consolidated balance sheet (including the notes thereto) of the McDATA Business as of March 31, 2000 that is included in the IPO Registration Statement.

         Section 4.27 McDATA Business. "McDATA Business" means the business and operations of McDATA, as described in the IPO Registration Statement and except as otherwise expressly provided herein, any terminated, divested or discontinued businesses or operations that at the time of termination, divestiture or discontinuation primarily related to the McDATA Business as then conducted.

         Section 4.28 McDATA Contract. "McDATA Contract" means any of the following:

                  (a) any contract or agreement entered into in the name of, or expressly on behalf of, any division or business unit of McDATA;

                  (b) any contract or agreement that relates primarily to the McDATA Business; and

                  (c) any guarantee, indemnity, representation, warranty or other Liability of any member of the McDATA Group or the EMC Group in respect of any other McDATA Contract, any McDATA Liability or the McDATA Business (including guarantees of financing incurred by customers or other third parties in connection with purchases of products or services from the McDATA Business).

         Section 4.29 McDATA Covered Parties. "McDATA Covered Parties" shall have the meaning set forth in Section 2.1(a) of this Agreement.

         Section 4.30 McDATA Group. "McDATA Group" means McDATA, each Subsidiary and Affiliated Company of McDATA immediately after the Effective Date and each Person that becomes a Subsidiary or Affiliate Company of McDATA after the Effective Date, other than in any such instance EMC and any Subsidiary of EMC other than McDATA or any Subsidiary of McDATA.

         Section 4.31 McDATA Indemnitees. "McDATA Indemnitees" means McDATA, each member of the McDATA Group and each of their respective directors, officers and employees.

         Section 4.32 McDATA Liabilities. "McDATA Liabilities" means the following Liabilities, except as otherwise provided for in any Ancillary Agreement or other express agreement of the parties:

                  (a) all Liabilities reflected in the McDATA Balance Sheet, subject to any discharge of such Liabilities subsequent to the date of the McDATA Balance Sheet;

                  (b) all Liabilities that were transferred to McDATA in accordance with the Asset Transfer Agreement among EMC, McDATA and McDATA Holdings Corporation, dated as of October 1, 1997 (the "Asset Transfer Agreement"); and

                  (c) all Liabilities which any member of the McDATA Group incurs or becomes subject to from and after October 1, 1997; and

                  (d) all Liabilities of McDATA under the Master Transaction Agreement or any of the Ancillary Agreements.

Notwithstanding the foregoing, the McDATA Liabilities shall not include the Excluded Liabilities set forth on Schedule 1.4 attached to the Asset Transfer Agreement.

         Section 4.33 Person. "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

         Section 4.34 Release. "Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

         Section 4.35 Subsidiary. "Subsidiary" of any Person means a corporation or other organization whether incorporated or unincorporated of which at least a majority of the securities or interests having by the terms thereof ordinary voting power to elect at least a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries; provided, however, that no Person that is not directly or indirectly wholly-owned by any other Person shall be a Subsidiary of such other Person unless such other Person controls, or has the right, power or ability to control, that Person.

         Section 4.36 Tax Sharing Agreement. "Tax Sharing Agreement" means the Amended and Restated Tax Sharing Agreement entered into as of the date hereof.

         Section 4.37 Taxes. "Taxes" has the meaning set forth in the Tax Sharing Agreement.

         Section 4.38 Third Party Claim. "Third Party Claim" has the meaning set forth in Section 1.6(a) of this Agreement.

         IN WITNESS WHEREOF, each of the parties has caused this Indemnification and Insurance Matters Agreement to be executed on its behalf by its officers thereunto duly authorized on the day and year first above written.

                                   EMC CORPORATION


                                   By:________________________________
                                   Name:
                                   Title:


                                   MCDATA CORPORATION

                                   By:________________________________
                                   Name:
                                   Title:




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